UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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MICREL, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICREL, INCORPORATED

2180 Fortune Drive

San Jose, California 95131

Annual Meeting of Shareholders

To be Held on [—], 2008

12:00 p.m. Local Time

To the Shareholders of Micrel, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (“Micrel” or the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on [—], 2008 at 12:00 pm, Pacific Daylight Time, for the following purposes:

1.	To amend Micrel’s bylaws to provide for a range of four to seven members of the Board of Directors of Micrel (the “Board”) (“Proposal 1”);

2.	To elect the following five nominees to serve as members of the Board of Directors of the Company until the 2009 Annual Meeting and until their successors are duly elected and qualified: Raymond D. Zinn, Daniel A. Artusi, Michael J. Callahan, Neil J. Miotto and Frank W. Schneider (“Proposal 2”);

3.	To amend Micrel’s 2003 Incentive Award Plan to increase the number of shares for issuance under the plan by 3,500,000 shares and to make certain other modifications (“Proposal 3”);

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008 (“Proposal 4”); and

5.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on August 6, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the 2008 Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.CESVOTE.COM, OR VOTE BY TELEPHONE AT 1-888-693-8683, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

The enclosed Proxy Statement is dated [—], 2008 and is first being mailed to shareholders on or about [—], 2008.

MICREL, INCORPORATED

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the Annual Meeting. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully. In this Proxy Statement, the terms “Micrel,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.

Q:	What matters will be voted on at the Annual Meeting?

A:	At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•	To amend our bylaws to provide for a range of four to seven members of the Board of Directors of Micrel (“Proposal 1”);

•

To elect the following five nominees to serve as members of the Board of Directors of the Company until the 2009 Annual Meeting and until their successors are duly elected and qualified: Raymond D. Zinn, Daniel A. Artusi, Michael J. Callahan, Neil J. Miotto and Frank W. Schneider (“Proposal 2”);

•	To amend Micrel’s 2003 Incentive Award Plan to increase the number of shares for issuance under the plan by 3,500,000 shares and to make certain other modifications (“Proposal 3”);

•	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008 (“Proposal 4”).

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that shareholders vote FOR each of the proposals and nominees listed above.

Q:	What is the required quorum for the Annual Meeting?

A	The holders of a majority of our outstanding shares of common stock as of the Record Date must be present in person or by proxy at the Annual Meeting in order to conduct business at the Annual Meeting. This is called a quorum. On August 6, 2008, the Record Date, 70,456,983 shares of our common stock were outstanding.

Q:	When and where will the Annual Meeting of the shareholders of Micrel take place?

A:	The Annual Meeting of Micrel shareholders will take place on [—], 2008 at 12:00 p.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Q:	Who is entitled to vote at the Annual Meeting?

A:	If you are a shareholder of record as of the close of business on August 6, 2008, the Record Date, you are entitled to vote at the Annual Meeting. You may attend the Annual Meeting of Micrel and vote your shares in person. However, whether or not you intend to attend the Annual Meeting, we urge that you vote TODAY by telephone, by Internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must present a legal proxy from your bank, broker or nominee at the Annual Meeting.

Q:	What do I need to do now?

A:	Please carefully read and consider the information contained in the Proxy Statement and vote your shares in any of the ways provided in this Proxy Statement.

Q:	What vote is required to approve the proposals?

A:	You may vote FOR, AGAINST or ABSTAIN from voting with respect to each of Proposals 1, 3 and 4 discussed above. You may vote FOR or WITHHOLD voting for all, some or none of the director nominees in Proposal 2. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is required for the amendment of the bylaws (Proposal 1). The five director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board (Proposal 2). The affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for the amendment of the 2003 Incentive Award Plan (Proposal 3) and the ratification of the appointment of the independent registered public accounting firm (Proposal 4). The Board of Directors unanimously recommends that you vote FOR Proposals 1, 3 and 4 and each nominee in Proposal 2.

Q:	If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

A:	Yes, brokers who do not receive voting instructions from their customers will be permitted to exercise discretionary authority to vote shares on each of the proposals at the Annual Meeting.

Q:	How will abstentions be treated?

A:	Abstentions will be counted for the purpose of determining whether there is a quorum at the Annual Meeting, and will have the effect of a vote against Proposal 1, no effect on Proposal 2 or the first part of the voting test for Proposal 3 and Proposal 4, and the effect of a vote against the second part of the voting test for Proposal 3 and Proposal 4.

Q:	Can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the Annual Meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote in person at the Annual Meeting.

Q:	Can I vote my shares without attending the Annual Meeting?

A:	Yes. Whether you hold shares directly as a shareholder of record or beneficially through a broker, bank or other nominee, you may vote without attending the Annual Meeting. If you are a shareholder of record you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by Internet or by signing, dating and returning a proxy card. If you hold your shares through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee, following the directions they provide you.

Shares will be voted in accordance with the specific voting instructions on the proxy card. Any proxy cards received by Micrel which are signed by shareholders but which lack specific instruction will be voted FOR the shareholder proposals and nominees described in this Proxy Statement.

Q:	What should I do if I receive more than one set of voting materials?

A:	If your shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.

Q:	Can I change my vote after I return my proxy?

A:	You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this prior to the time of voting by delivering written notice to Micrel revoking your proxy, submitting a new proxy by telephone or internet, or submitting a subsequently signed and dated proxy card. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Q:	Who should I contact if I have questions?

A:	If you need additional proxy materials or have any questions about the Annual Meeting, please call MacKenzie Partners, Inc., at 1-800-322-2885 Toll-Free, or e-mail micrelproxy@mackenziepartners.com.

THE ANNUAL MEETING

The following sets forth some of the information that you may wish to know about the Annual Meeting.

Record Date and Quorum

Only the holders of record of our common stock as of the close of business on August 6, 2008 are entitled to receive notice of, and to vote at, the Annual Meeting. On the record date, there were 70,456,983 shares of our common stock outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting. Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting. If a new record date is set for an adjourned Annual Meeting, however, then a new quorum will have to be established.

Required Vote

Each outstanding share of our common stock on the record date entitles the holder to one vote at the Annual Meeting. For Proposal 1 above, the affirmative vote of the majority of our shares of common stock outstanding on the record date is required for approval. For Proposal 2, the five directors receiving the highest number of votes will be elected. For each of Proposal 3 and Proposal 4, the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for approval.

Our Board of Directors urges you to vote FOR the amendment of the bylaws, FOR the election of each of the five directors nominated by the Company, FOR the amendment of the 2003 Incentive Award Plan, and FOR the ratification of the appointment of our auditors.

You must vote your shares in one of the following ways:

•	Vote in Person—You may vote in person at the Annual Meeting

•

Vote by Telephone—Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you call and then follow the instructions.

•

Vote by Internet—Please access the website listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided. If your proxy card is signed and returned without specifying choices, the shares represented will be voted FOR each of the proposals and nominees described in this Proxy Statement.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone. Please contact your broker to determine how to vote.

Adjournments and Postponements

Either the chairman of the meeting or the shareholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting. Any adjournment may be made without notice, other than by an announcement made at the Annual Meeting, unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least ten days prior to the new meeting date. Any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. If the Annual Meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel prior to the voting of the proxy, which is dated a later date than the proxy;

•	submitting a later-dated proxy by telephone or by internet;

•	submitting a duly completed and executed proxy bearing a later date; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Micrel, Incorporated

2180 Fortune Drive

San Jose, California 95131

Attention: Corporate Secretary

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers

As of August 6, 2008, the record date for the Annual Meeting, our directors and executive officers owned, in the aggregate, approximately 14,668,892 shares of our common stock (excluding shares issuable upon exercise of options), or approximately 19.9% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock “FOR” the proposals and nominees described in this Proxy Statement.

Solicitation of Proxies

Proxies are being solicited by and on behalf of our Board of Directors. Micrel will bear the entire cost of the Board’s solicitation of proxies in connection with the Annual Meeting, including the costs associated with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to shareholders.

Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners.

Micrel has retained MacKenzie & Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for fees not to exceed $[—], plus out-of-pocket expenses. MacKenzie may solicit proxies by mail, advertisement, telephone, via the Internet or in person. In addition, directors, officers and other employees of Micrel may solicit proxies in connection with the Annual Meeting, none of whom will receive additional compensation for such solicitations. Micrel’s expenses related to the solicitation of proxies in connection with the Annual Meeting are expected to be approximately $[—].

THE PROPOSALS

PROPOSAL 1: AMENDMENT OF BYLAWS

Section 3.2 (a) of our Amended and Restated Bylaws, as amended, which we refer to simply as our Bylaws, currently provides as follows: “The authorized number of directors of the corporation shall be not less than three (3) nor more than seven (7).”

Section 212 of the General Corporation Law of the State of California provides that where the bylaws set forth the minimum and maximum number of directors, the maximum number shall in no case be greater than two times the stated minimum minus one. In order to ensure that our Bylaws comply with this legal requirement, our Board has approved a proposal to amend Section 3.2(a) to provide in its entirety as follows:

“The authorized number of directors of the corporation shall be not less than four (4) nor more than seven (7).”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR PROPOSAL 1 TO AMEND OUR BYLAWS.

PROPOSAL 2: ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will hold office from the time of their election until the 2009 Annual Meeting and until their successors are duly elected and qualified. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Shareholders may withhold authority to vote for any nominee or the entire slate as directed on the proxy card. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

On August 8, 2008, Mr. David W. Conrath informed the Company that he will be retiring from service on the Board of Directors as of the date of the 2008 Annual Meeting. For approximately the past year, the Nominating and Corporate Governance Committee of the Board of Directors has been conducting a search for, and has identified, qualified candidates to serve on the Board of Directors and its committees. After reviewing and discussing the qualifications of all candidates, the Committee recommended to the Board of Directors and the Board of Directors approved the recommendation that Mr. Daniel A. Artusi be nominated to stand for election at the 2008 Annual Meeting.

If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Each person nominated for election has agreed to serve if elected.

The following table sets forth information with respect to the five persons nominated by the Board of Directors for election to the Board at the Annual Meeting.

Nominees for Director	Age	Position	Director Since
Raymond D. Zinn	70	President, Chief Executive Officer and Chairman of the Board	1978
Daniel A. Artusi	53	Nominee	—
Michael J. Callahan	72	Director	2005
Neil J. Miotto	61	Director	2007
Frank W. Schneider	66	Director	2007

The principal occupations and positions of the director nominees named above for at least the past five years are as follows:

Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

Daniel A. Artusi has been selected to stand for election to replace Mr. Conrath, who will be resigning from service on the Board of Directors as of the date of the 2008 Annual Meeting. From 2007 until 2008, Mr. Artusi served as President, Chief Executive Officer and board member of Conexant Systems Inc. Prior to joining Conexant, Mr. Artusi was Chairman and Chief Executive Officer of ColdWatt, Inc., from 2005 to 2007. Prior to joining ColdWatt, Inc., Mr. Artusi was President, Chief Executive Officer and board member of Silicon Laboratories Inc., a designer and manufacturer of mixed-signal integrated circuits, having joined the company as Chief Operating Officer in 2001. Mr. Artusi held various management and executive positions at Motorola, Inc. from 1977 to 2001. He has also served as a board member of Powerwave Technologies Inc. (Nasdaq: PWAV) from 2002 until 2007. Mr. Artusi currently serves as a board member of Atheros Communications, Inc. and QSpeed Semiconductor. As one of the Company’s independent directors, Mr. Artusi will serve on certain Committees of the Board, as the Board shall determine. Mr. Artusi attended the Instituto Tecnologico in Buenos Aires, Argentina.

Michael J. Callahan joined Micrel’s Board of Directors in 2005. Mr. Callahan is the Chairman Emeritus of Teknovus, Inc., and serves on the Board of Directors of Quick Logic Corporation. Prior to these roles, he served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc. He was also the President of Monolithic Memories, Inc. During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products. Mr. Callahan serves as a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

Neil J. Miotto joined the Company’s Board of Directors in February 2007. Mr. Miotto is a retired assurance partner of KPMG LLP where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto serves as chairman of the Audit Committee and a member of the Nominating/Corporate Governance Committee of the Board of Directors.

Frank W. Schneider joined the Company’s Board of Directors in May 2007. Mr. Schneider previously served as President and CEO of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc. Mr. Schneider is currently a vice-president of MKS and General Manager of ION Systems products. Prior to these roles, Mr. Schneider was the President and CEO of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. During the merger transition period, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business. Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as chairman of the Compensation Committee of the Board of Directors. He holds a Bachelor of Science degree in Electrical Engineering from West Virginia University and a Master of Business Administration degree from Northwestern University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 2 OF THIS PROXY STATEMENT.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2003 INCENTIVE AWARD PLAN

The Company’s 2003 Incentive Award Plan was originally approved by the shareholders on May 22, 2003 (the “2003 Plan”), and an aggregate of 10,509,106 shares of common stock are issuable under the 2003 Plan. The closing price of our common stock on August 6, 2008 was $9.13 per share. As of the Record Date, of the 10,509,106 shares subject to the 2003 Plan, plus 2,662,616 shares that were cancelled and returned to the 2003 Plan, 11,582,940 shares had been issued pursuant to awards granted under the 2003 Plan, options to purchase 8,230,854 shares were outstanding, and 1,588,782 shares were available for future grant under the 2003 Plan.

The Board believes that it is in the best interests of the Company and its shareholders to provide long-term incentives to its employees, and approved an amendment to the 2003 Plan on July 23, 2008, subject to shareholder approval, to increase the number of shares for issuance under the 2003 Plan by 3,500,000 shares to 14,009,106 shares, as well as approve other modifications described in this Proposal 3. This amendment requires shareholder approval because it increases the number of shares available for issuance under the 2003 Plan, and it also provides for the following changes to the 2003 Plan:

•

Neither (i) shares tendered or withheld to cover the payment of an award’s exercise price or satisfy tax withholding obligations, nor (ii) shares subject to a stock appreciation right (a “SAR”) settled in stock which were not issued upon the net settlement or net exercise of that right, may again be available for future grant under the 2003 Plan;

•

An independent director will automatically be granted an option to purchase shares of the Company’s common stock if he or she purchases shares of the Company’s common stock on the open market, on a share per share basis (up to 5,000 shares during each period between annual meetings of the Company’s shareholders, subject to certain limitations and restrictions described below);

•	the maximum term of any option or SAR may not exceed ten years from the date of grant;

•	an independent SAR may not have an exercise price of less than 100% of fair market value on the date of grant; and

•

absent shareholder approval: (i) no option or stock appreciation right may be cancelled and replaced with another award (or the grant of an option or stock appreciation right with a lesser price), (ii) no cash buyout may be offered to the holder of an outstanding option or stock appreciation right holder, and (iii) no award may be transferred to a third-party for consideration.

SUMMARY OF THE 2003 PLAN

The principal features of the 2003 Plan are outlined below. This summary is qualified in its entirety by reference to the 2003 Plan, which is attached as Appendix A to this Proxy Statement. This summary assumes approval of this Proposal 3 and describes any changes from the current version of the 2003 Plan.

The purposes of the 2003 Plan are to provide an additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and or rights which recognize such growth, development and financial success. The 2003 Plan is also designed to attract and retain the services of directors, key employees and consultants considered essential to the long range success of the Company’s business.

Eligibility and Administration

The 2003 Plan provides that awards may be granted to employees and consultants of the Company and any subsidiary, as well as the Company’s independent directors. As of August 6, 2008, approximately 500 employees and consultants and four independent directors were eligible to receive awards under the 2003 Plan. The 2003

Plan may be administered by the Compensation Committee of the Board or another committee or subcommittee of the Board (the “Administrator”), consisting of two or more independent directors of the Board, each of whom is both a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended and an “outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Administrator determines which of the Company’s employees, consultants and independent directors (except as stated below) will be granted awards. No employee or consultant is entitled to participate in the 2003 Plan as a matter of right. The Administrator has the full power to make any combination of awards to any 2003 Plan participant and to determine the specific terms of each grant, subject to the provisions of the 2003 Plan. The interpretation and construction of any provision of the 2003 Plan by the Administrator will be final and conclusive.

Securities Subject to the 2003 Plan

Under the current terms of the 2003 Plan, the aggregate number of shares of common stock subject to options, grants of restricted stock, SARs and other awards will be no more than 10,509,106. As amended, the number of shares issuable under the 2003 Plan would be increased by 3,500,000 shares, to a maximum of 14,009,106 shares. If there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock or similar transaction, the Administrator shall have the authority in its discretion to appropriately adjust:

•	the aggregate number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2003 Plan;

•	the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2003 Plan; and

•	the grant or exercise price with respect to any award under the 2003 Plan;

Shares subject to expired or canceled awards will be available for future grant or sale under the 2003 Plan. Presently, shares that are delivered to us by an optionee or withheld by us upon the exercise of an award in payment of the exercise price or in satisfaction of tax withholding obligations may again be optioned, granted or awarded under the 2003 Plan. However, as amended, such shares will no longer be available for future grant under the 2003 Plan, and shares that are subject to a stock-settled SAR which were not issued upon the net settlement or net exercise of that right would also not be available for future grant under the 2003 Plan. No shares may be optioned, granted or awarded under the 2003 Plan if such action would cause an incentive stock option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

Awards Under the 2003 Plan

The 2003 Plan provides that the Administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate written agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase common stock at a specified price determined by the Administrator which may not be less than fair market value of a share of common stock on the date of grant, and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date. Presently, NQSOs may be granted for any term specified by the Administrator, but the amendment requires that NQSOs have a term of no more than ten years after the date of grant.

Incentive Stock Options (“ISOs”) will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must be exercised within a specified period of time following the option holder’s termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of the Company’s classes of stock, the 2003 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant. The Company ceased to issue incentive stock options as of August 31, 2006.

Restricted Stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the Administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse. In general, shares of restricted stock will vest over a period of no less than 3 years (or 1 year if the vesting is based on performance goals).

Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the Administrator. Like restricted stock, deferred stock may generally not be sold, or otherwise hypothecated or transferred until vesting conditions are removed or expire, and awards of deferred stock will vest over a period of no less than 1 year. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested (a period of not less than one year), and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights may be granted either in connection with stock options or other awards, or separately. SARs granted by the Administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company’s common stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2003 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Administrator in the SAR agreements. As amended, SARs granted independent of another award may have a term of no more than 10 years after the date of grant and must have an exercise price per share which is no less than the fair market value of a share of common stock on the date of grant. The Administrator may elect to pay SARs in cash or in common stock or in a combination of both.

Dividend Equivalents represent the value of the dividends per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Performance Awards may be granted by the Administrator to employees or consultants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee or consultant. Generally, these awards will be based upon specific performance criteria and may be paid in cash or in common stock or in a combination of both. Performance Awards may include “phantom” stock awards that provide for payments based upon increases in the price of the Company’s common stock over a predetermined period. Performance Awards to consultants and employees may also include bonuses granted by the Administrator and which may be payable in cash or in common stock or in a combination of both. Performance awards will vest and/or become payable over a period of no less than 1 year.

Stock Payments may be authorized by the Administrator in the form of shares of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

The Administrator may designate key employees as “Section 162(m) Participants,” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Administrator may grant to Section 162(m) Participants restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of company performance goals which are related to one or more of the following performance criteria: net income; pre-tax income; operating income; cash flow; earnings per share; earnings before interest, taxes, depreciation and/or amortization; return on equity; return on invested capital or assets; funds from operations; cost reductions or savings; the market price of a share of the Company’s common stock; specific product introductions; and specific product revenues.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2003 Plan to any individual in any calendar year may not exceed 1,000,000; provided, however, that performance awards shall be limited to $2,000,000 for any individual in a calendar year.

Grants and Terms of Options

The Administrator shall have the authority under the 2003 Plan to determine:

•	the number of shares subject to each option grant to employees, consultants and directors;

•	whether the option grant is an ISO or NQSO; and

•	the terms and conditions of each option grant.

The Administrator may not grant an ISO under the 2003 Plan to any person who owns more than 10% of the total combined voting power of all classes of the Company’s stock (a “10% Owner”) unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only the Company’s employees may be granted ISOs under the 2003 Plan. Employees, consultants, and directors may receive NQSOs and restricted stock under the 2003 Plan. Each option will be evidenced by a written option agreement.

The exercise price for the shares of common stock subject to each option will be specified in each option agreement. The Administrator shall set the exercise price at the time the option is granted. In certain instances, the exercise price is also subject to additional rules as follows:

•

In the case of options intended to qualify as performance-based compensation, or as ISOs, the exercise price may not be less than the fair market value for the shares of common stock subject to such option on the date the option is granted.

•

In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of the shares of common stock subject to such option on the date the option is granted.

•

In the case of NQSOs granted to an independent director, the exercise price shall be equal to the fair market value for the shares of common stock subject to such option on the date the option is granted.

For purposes of the 2003 Plan, the fair market value of a share of common stock as of a given date shall be the closing price of a share of common stock on The NASDAQ Stock Market on such given date.

Term of Options

For options granted to the Company’s employees and consultants, the term of an option shall be set by the Administrator. In the case of an ISO, the term of the option may not be longer than 10 years from the date the ISO is granted, or if granted to a 10% Owner, five years from the date of the grant. As amended, the term of an NQSO may not be longer than 10 years from the date the NQSO is granted. Generally, an option granted to an employee or consultant may only be exercised while such person remains the Company’s employee or consultant, as applicable. However, the Administrator may, in the written option agreement related to an option granted to an employee or consultant, provide that such outstanding option may be exercised subsequent to the termination of employment or the consulting relationship.

Generally, unless otherwise determined by the Administrator at the time of grant, options granted to the Company’s independent directors shall expire on the earlier of ten years from the date on which the option is granted or thirty days after the termination of the independent director’s directorship.

Vesting of Options

Generally, an option is exercisable when it vests. For options granted to the Company’s employees and consultants, each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee. At any time after the grant of an option, the Administrator may accelerate the period during which such option vests. No portion of an option that is un-exercisable at an optionee’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the Administrator either in the agreement relating to the stock option or by action following the grant of the option.

Options granted to the Company’s independent directors vest in equal annual installments over four years from the date the option is granted. No portion of an option which is un-exercisable at an independent director’s termination of directorship will subsequently become exercisable.

Exercise of Options

An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole shares of common stock may be purchased. An option may be exercised by delivering to the Company’s Secretary a written notice of exercise on a form provided by the Company, together with full cash payment for the shares in the form of cash or a check payable to the Company in the amount of the aggregate option exercise price. However, the Administrator may in its discretion and subject to applicable laws:

•	allow payment through the delivery of shares of common stock which have been owned by the optionee for at least six months;

•	allow payment through the surrender of shares of common stock which would otherwise be issuable on exercise of the option;

•	allow payment through the delivery of property of any kind which constitutes good and valuable consideration;

•	allow payment by delivery of a full recourse promissory note to us in a form and with terms prescribed by the Administrator;

•

allow payment through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock then issuable on exercise of the option, and that the broker will pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price; or

•	allow payment through any combination of the foregoing.

However, no option may be exercised by delivery of a promissory note or by a loan from us if such loan or extension of credit is prohibited by law.

Automatic Option Grants to Independent Directors

Each person who is elected or appointed as an independent director will receive an automatic grant of an option to purchase 15,000 shares of common stock on the date they are first elected as an independent director and 10,000 shares of common stock at each annual meeting of the Company’s shareholders at which he or she is reelected to the Board. In addition, the amendment also provides that each independent director will be automatically granted an option to purchase one share of the Company’s common stock for each share of the Company’s common stock that he or she purchases on the open market. This automatic grant will occur on the date the independent director purchases those shares on the open market, limited to a total of 5,000 shares per independent director during the period that runs from the date of one annual meeting of the Company’s shareholders to the next. If an independent director disposes of the shares that he or she purchased on the open market (and for which they received an automatic grant) within six months, he or she will forfeit the related portion of the automatic grant related to such open market purchase. The options automatically granted to the independent directors vest in equal annual installments over four years from the date of grant, subject to continued service on the Board.

Change in Control

In the event of a change in control of the Company, each outstanding award may be assumed or an equivalent award may be substituted by the successor corporation or an affiliate of the successor. The vesting of each outstanding award shall accelerate (i.e. become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred, or disposed of in any manner other than pursuant to certain court orders with the Administrator’s consent and by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred an award pursuant to court order with the Administrator’s consent. As amended, shareholder approval is required for any transfer of an award to a third-party for consideration.

Amendment and Termination of the 2003 Plan

The Administrator may amend the 2003 Plan at any time; provided that the Administrator may not, without shareholder approval given within 12 months of the Board’s action, amend the 2003 Plan so as to increase the number of shares of stock that may be issued under the 2003 Plan, impair the rights of those who have received awards under the 2003 Plan, change the description of persons eligible to receive an award under the 2003 Plan, or change the minimum exercise price of an award. Presently, shareholder approval is required for any amendment of an option or stock appreciation right to reduce its exercise price, including any cancellation and replacement of an option or stock appreciation right with grants having a lower exercise price. As amended, shareholder approval will also be required to cancel or replace on option or stock appreciation right with another award, or any offer to buyout an option or stock appreciation right for a cash payment. The Board may terminate the 2003 Plan at any time. The 2003 Plan will be in effect until terminated by the Board. However, in no event may any incentive stock option be granted under the 2003 Plan after March 26, 2013.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE 2003 PLAN

The following is a general summary under current law of the material federal income tax consequences to participants in the 2003 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Section 409A of the Code. Certain types of awards under the 2003 Plan, including deferred stock may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2003 Plan and awards granted under the plan will be structured and interpreted to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2003 Plan and applicable award agreements may be amended to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2003 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of common stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Restricted Stock and Deferred Stock. For federal income tax purposes, the participant generally will not have taxable income on the grant of restricted or deferred stock, nor will we then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code with respect to restricted stock. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. If a timely election is made under Code Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price, and we will be entitled to a deduction for the same amount.

Similarly, when deferred stock vests and is issued to the participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of deferred stock.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not realize taxable income at the time of the grant of the dividend equivalents, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, shareholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2003 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2003 Plan in such a manner that the Administrator can determine the terms and conditions of stock options, SARs and performance and incentive awards granted there under such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

NEW PLAN BENEFITS

The Company’s independent directors as a group are eligible to receive automatic grants under the 2003 Plan, as described above under “Automatic Option Grants to Independent Directors” and below under “Director Compensation for Fiscal Year 2007” of this Proxy Statement. In addition, please refer to the “Grants of Plan-Based Awards” table of this Proxy Statement for a listing of awards granted to our named executive officers during the year ended December 31, 2007. All other future awards under the 2003 Plan are within the discretion of the administrator of the 2003 Plan. Because the administrator of the 2003 Plan will make such future awards at its discretion, the number of options and other awards that may be awarded in the future to eligible participants are not determinable as of the date of this Proxy Statement. In addition, because the exercise price of such awards is equal to the fair market value of the Company’s common stock at the time of the grant, the dollar value of such future awards is not determinable as of the date of this Proxy Statement.

VOTE REQUIRED

Adoption of the amendment to the 2003 Plan requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2003 INCENTIVE AWARD PLAN TO, AMONG OTHER MODIFICATIONS, INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER BY 3,500,000 AS SET FORTH IN PROPOSAL 3.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board considers it appropriate for the shareholders to express or withhold their approval of the appointment. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 AS SET FORTH IN PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of August 6, 2008, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer, the Chief Financial Officer, and each of the three other most highly compensated officers (collectively, the “Named Executive Officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Number of Shares
	Beneficially Owned(1)
Name	Number	Percent
Raymond D. Zinn(2)	11,893,542	16.7
Obrem Capital Management(3) 733 3rd Avenue, 11th Floor New York, NY 10017	10,735,690	15.2
Warren H. Muller(4) 427 Richlee Drive Campbell, CA 95008	10,102,821	14.3
Richard D. Crowley(5)	619,259	*
J. Vincent Tortolano(6)	172,761	*
James G. Gandenberger(7)	188,891	*
Scott Ward(8)	493,542	*
Daniel A. Artusi	0	*
David W. Conrath(9)	19,750	*
Michael J Callahan(10)	18,750	*
Neil J. Miotto(11)	8,750	*
Frank W. Schneider(12)	7,750	*
All executive officers and directors as a group(13)	14,668,892	19.9

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 6, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Includes 705,595 shares subject to stock options exercisable within 60 days of August 6, 2008.
(3)	Based on information provided by Obrem Capital Management, LLC on Schedule 13D/A filed with the SEC on July 11, 2008 reporting beneficial ownership of Micrel stock. According to such Schedule 13D/A: (a) Obrem Capital Management, LLC, Obrem Capital (GP), LLC and Andrew Rechtschaffen have shared voting power and shared dispositive power with respect to 10,735,690 shares; (b) Obrem Capital Offshore Master, L.P. has shared voting power and shared dispositive power with respect to 6,132,782 shares; and (c) Obrem Capital (QP), L.P. has shared voting power and shared dispositive power with respect to 4,602,908 shares.
(4)	Based on a Form 4 filed May 14, 2008.
(5)	Includes 611,092 shares subject to stock options exercisable within 60 days of August 6, 2008.
(6)	Includes 165,438 shares subject to stock options exercisable within 60 days of August 6, 2008.
(7)	Includes 180,103 shares subject to stock options exercisable within 60 days of August 6, 2008.
(8)	Includes 485,324 shares subject to stock options exercisable within 60 days of August 6, 2008.
(9)	Includes 18,750 shares subject to stock options exercisable within 60 days of August 6, 2008.
(10)	Includes 18,750 shares subject to stock options exercisable within 60 days of August 6, 2008.
(11)	Includes 3,750 shares subject to stock options exercisable within 60 days of August 6, 2008.
(12)	Includes 3,750 shares subject to stock options exercisable within 60 days of August 6, 2008.
(13)	Includes 3,255,845 shares subject to stock options exercisable within 60 days of August 6, 2008.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information regarding each of our executive officers as of June 30, 2008 is set forth below.

Name	Age	Position

Raymond D. Zinn	70	President, Chief Executive Officer and Chairman of the Board

Robert J. Barker	61	Vice President, Corporate Business Development and Human Resources
Andrew Cowell	42	Vice President, Analog Marketing

Richard D. Crowley, Jr.	51	Vice President, Finance and Chief Financial Officer

James G. Gandenberger	48	Vice President, Worldwide Operations

Jung-Chen Lin	54	Vice President, Ethernet Products

Mark Lunsford	51	Vice President, Worldwide Sales

David C. Schie	36	Vice President, Analog Engineering and R&D

J. Vincent Tortolano	58	Vice President, General Counsel and Secretary

Scott Ward	54	Vice President, Analog Business Unit

Thomas Wong	52	Vice President, High Bandwidth Products

Richard Zelenka	53	Vice President, Quality Assurance

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 2 Election of Directors,” are as follows:

Mr. Barker has served as Vice President, Corporate Business Development since October 1999. In August 2007, Mr. Barker took on the added responsibility of Interim Vice President of Human Resources. In February 2008, Mr. Barker was appointed Vice President of Human Resources. He retains his responsibilities as Vice President, Corporate Business Development. Mr. Barker also served as the Company’s Secretary from May 2000 until May 2001. From April 1994 to September 1999 he held the position of Vice President, Finance and Chief Financial Officer. From April 1984 until he joined Micrel, Mr. Barker was employed by Waferscale Integration, Inc., where his last position was Vice President of Finance and Secretary. Prior to 1984, Mr. Barker held various accounting and financial positions at Monolithic Memories and Lockheed Missiles and Space Co. He holds a B.S. in Engineering (Electrical emphasis) and a M.B.A. from University of California at Los Angeles.

Mr. Cowell has served as Vice President, Analog Marketing since November 2007. From December 2002 until November 2007, he served as the head of Strategic Applications with responsibility for new product definition for power products. Mr. Cowell joined the Company in April 1998 as Marketing and Applications Manager for the power product line. Prior to joining Micrel, Mr. Cowell worked for Siliconix Semiconductor for five years in various technical positions throughout the world. Prior to Siliconix, he was a power supply designer for Advanced Power Supplies in the United Kingdom. Mr. Cowell holds a first class honors degree in electronics from Middlesex University.

Mr. Crowley joined the Company as Vice President, Finance and Chief Financial Officer in September 1999. From December 1998 until he joined Micrel, Mr. Crowley was employed by Vantis Corporation as its Vice President, Chief Financial Officer. From 1980 to 1998, Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President, Corporate Controller. He holds a B.B.A. in Finance from the University of Notre Dame and a Masters in Management in Accounting and Finance from Northwestern University.

Mr. Gandenberger has served as Vice President, Worldwide Operations since November 2007. From July 2002 to November 2007, he served as Vice President of Wafer Fab Operations. Mr. Gandenberger joined the Company in October 2000 as Managing Director of Wafer Fab Operations. Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs. From 1994 to 1997, he was employed by Asyst Technologies where he held the position of Vice President, Sales and Marketing. From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division. He holds a B.S. in Business Administration from Saint Mary’s College and a M.B.A from Golden Gate University.

Mr. Lin has served as Vice president of Ethernet Group since April 2003. He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001. Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of data communication group from April 1995 to April 1996. He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995. From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position. From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in Mixed Signal Circuit Design area. Mr. Lin holds a Ph.D. and M.S.E.E. degrees from University of Cincinnati, and B.S.E.E. degree from National Taiwan University.

Mr. Lunsford joined the Company in September 2001 as Vice President, Worldwide Sales. Prior to joining Micrel, Mr. Lunsford was Director of Marketing and Business Development at Broadcom Corporation from 2000 to 2001. Prior to 2000, Mr. Lunsford held the position of Vice President, Worldwide Sales at Pivotal Technologies from 1999 until Pivotal was acquired by Broadcom in 2000. Prior to 1999 Mr. Lunsford held various senior level management positions at Advanced Micro Devices from 1984 to 1999. He holds a B.S. degree in Mechanical Engineering from the University of California, Davis.

Mr. Schie joined Micrel in May 2007 as Vice President of Analog Engineering and R&D. Before joining Micrel, Mr. Schie was an Executive Director at Maxim Integrated Products. Prior to that, he was Vice President of Supertex, Inc. Prior to Supertex, Mr. Schie was a founder of various companies including the ESG group of companies and Linear Dimensions Semiconductor, where he worked from 1998 to 2000. Mr. Schie holds a Bachelor of Applied Science (B.A.Sc.) degree in Engineering Science (Electrical Option) from the University of Toronto.

Mr. Tortolano joined the Company in August 2000 as its Vice President, General Counsel. Mr. Tortolano has also served as the Company’s Secretary since May 2001. From 1999 until he joined the Company, Mr. Tortolano was employed by Lattice Semiconductor Corporation, where he held the position of Vice President, Co-General Counsel. From 1983 to 1999, Mr. Tortolano was employed by Advanced Micro Devices, Inc., where his last position was Vice President, General Counsel of AMD’s Vantis subsidiary. Mr. Tortolano holds a B.S.E.E. from Santa Clara University and a Juris Doctor degree from University of California at Davis.

Mr. Ward has served as Vice President, Analog Business Unit since November 2007. Mr. Ward joined the Company in August 1999 as Vice President, Test Division and served in that capacity until November 2007. From 1997 until he joined Micrel, Mr. Ward was employed by QuickLogic Corporation as Vice President of Engineering. From 1980 to 1997, Mr. Ward was employed by National Semiconductor Corporation where he held various Product Line Director positions in the Analog Division. Mr. Ward holds a B.S.E.T. degree from California Polytechnic University at San Luis Obispo.

Mr. Wong joined the Company in November 1998 as its Vice President, High Bandwidth Products. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time

Synergy was acquired by the Company. From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager. He holds a B.S.E.E. from the University of California at Berkeley and a M.S.E.E. from San Jose State University.

Mr. Zelenka has served as Vice President, Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance. Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor from 1987 to 1998 as a Senior Quality Manager. From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager. He holds a B.S. in Chemical Engineering from the University of Wyoming.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the Securities and Exchange Commission and to the NASDAQ Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file. As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2007, all Reporting Persons complied with all applicable filing requirements, except for the following late reports filed since the beginning of the fiscal year ended December 31, 2007, and the transactions reflected therein, covering executive and director stock option grants, one stock purchase, and one stock sale. Mr. Lunsford filed one late report which covered a stock option grant of 52,000 shares; Mr. Miotto filed one late report which covered a stock option grant of 15,000 shares; Mr. Schneider filed one late report which covered a purchase of 1,000 shares; and Mr. Ward filed one late report which covered a sale of 7,067 shares of the Company’s stock in Mr. Ward’s 401(k) retirement plan account. The exercise price for the stock option grant to Mr. Lunsford and the stock option grant to Mr. Miotto was the fair market value on the date each grant was approved, respectively.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and one electronic meeting during the fiscal year ended December 31, 2007, and acted four times by unanimous written consent. Each member of the Board of Directors who served during 2007 attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he served during the year.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

The NASDAQ Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management. The Board has a responsibility to make an affirmative determination that such directors are independent through the application of NASDAQ Marketplace Rule 4200 (definition of “independent director”). Our Board has affirmatively determined that all of its members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of the Company.

Board Committees

Information on each of the Board’s standing committees is presented below.

Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules. The members of the Audit Committee presently are Messrs. Miotto (chair), Conrath, and Callahan, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the listing standards of the NASDAQ Stock Market. Messrs. Miotto, Conrath and Callahan qualify as audit committee financial experts within the definition adopted by the Securities and Exchange Commission in Item 407(d)(5)(ii) of Regulation S-K. In 2007, the Audit Committee met in person five times, with each member of the audit committee attending at least 75% of those meetings, and acted once by unanimous written consent. Please see the information under the caption “Audit Committee Report” for further information regarding the Audit Committee. A copy of the Audit Committee’s Charter is available at www.micrel.com.

Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, reviews all salary increase, bonus and stock compensation programs for other employees, administers the Company’s incentive award plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee has delegated to Mr. Zinn the authority to approve grants of stock options or Restricted Stock Units (RSUs) to non-officer employees of no greater than 100,000 shares. The Compensation Committee consists of Messrs. Schneider (chair) and Callahan, each an independent director as defined by the listing standards of the NASDAQ Stock Market. The Compensation Committee met two times in 2007, and acted five times by unanimous written consent. A copy of the Composition Committee Charter is available at www.micrel.com.

The Compensation Committee meets at least twice during the year, generally in February and August. A few days prior to the February meeting, the Vice President of Human Resources presents to the Compensation Committee the proposed incentive award and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation. In or around July of each year, the Vice President of Human Resources presents to the Compensation Committee the proposed base salary compensation for each NEO and other executive officer for review and analysis, again in the context of all the components of total compensation. In each case, Compensation Committee members have time prior to the upcoming meetings to ask for additional information and to raise further questions and have further discussions. The Compensation structure for the CEO is decided upon and approved by the Committee members prior to the scheduled Committee meeting. Compensation decisions regarding the other executive officers are made at the scheduled Committee meeting. In the process of reviewing each compensation component, the Company provides the Compensation Committee with internal information showing the relationship between each executive level of compensation within the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors and makes recommendations to it regarding nominees for the Board, monitors the size and composition of the Board, assists the Board with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe. The Nominating and Corporate Governance Committee consists of Messrs. Conrath (interim chair) and Callahan, each an independent director as defined by the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met three times in 2007 and acted once by unanimous written consent.

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s stockholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board who are qualified and experienced “independent” directors; (iii) assisting management and the Board in developing and recommending to the Board corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board. All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s bylaws and by applicable law.

A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.

Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the committee or Board of Directors decides not to re-nominate a member for re-election, the Committee identifies the desired skills and experience of a new nominee consistent with the Committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. The Nominating and Corporate Governance Committee will not recommend a candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of service on the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.

The Nominating and Corporate Governance Committee will consider shareholder nominations for the election of directors at our 2009 annual meeting if the nominations are timely, as described in this Proxy Statement under the caption “Shareholder Proposals,” and the nominations otherwise comply with our bylaws and applicable law. Such recommendations should include the following information:

•	name, biographical information and qualifications of the candidate, and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected;

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.

The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.

The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;

•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with the Company’s values;

•

broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to the affairs of the Company;

•

such other attributes, including independence, relevant in constituting a Board or committee that also satisfies the requirements imposed by the Securities and Exchange Commission and the NASDAQ Stock Market; and

•	Board balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

In April 2008, Obrem Capital Management, LLC delivered to us a notice relating to the nomination by Obrem of six persons for election at our 2008 Annual Meeting. Obrem has subsequently withdrawn this notice and its nominees are not being nominated for election at the Annual Meeting.

Security Holder Communication with Board Members

Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel at our executive offices as identified in this Proxy Statement.

Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

The Company’s General Counsel will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. The Company’s General Counsel may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the Annual Meeting of Stockholders, absent circumstances that prevent attendance. All directors attended the Annual Meeting of Shareholders held in 2007.

Code of Ethics

The Company has adopted a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and is incorporated herein by reference. The Company’s code of ethics can also be viewed at www.micrel.com.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, recognize and reward individual contributions to Company performance, and assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain executives of superior ability and managerial talent to drive the Company’s success;

•	Align executive compensation with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s shareholders;

•

Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Differentiate compensation so that it varies based on individual and team performance;

•	Balance rewards for executive roles between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its shareholders over time;

•

Enhance the executives’ incentive to increase the Company’s stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options;

•	Allow executives to share in our financial success; and

•	Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.

The Company’s overall compensation program is structured to achieve these objectives by compensating our executives competitively, and tying their compensation to the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance and his or her own performance within the Company in achieving corporate priorities. The Company’s compensation program will change from time to time, as necessary to support corporate objectives and as those objectives change. The specific principles, components and decisions used in 2007 to set executive compensation are discussed below.

Components of Executive Compensation

The Company’s compensation program is comprised of the following components for NEOs to meet the above objectives:

•	Base salary;

•	Annual cash incentive bonus payments;

•	Discretionary annual stock option grants;

•	401(k) plan, including the Deferred Profit Sharing portion ; and

•	Medical, life and disability insurance and other benefits.

Consistent with our performance-based compensation philosophy, and because executive officers are in a position to directly influence the overall performance of the Company, our executive compensation includes a significant incentive-based component. The Company reserves the largest potential compensation awards for performance- and incentive-based programs for the Company’s senior management team, comprised of the Chief Executive Officer and other officer-vice-presidents. Those programs include annual and long-term at-risk awards based on the financial performance of the Company. Those programs largely provide compensation in the form of both cash and equity, to provide incentives to reward both short-term and long-term performance of the Company. The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the Peer Group, discussed below under the heading “Compensation Benchmarking and Peer Group,” while considering the balance between providing short-term incentives and long-term investment parallel with shareholders, to align the interests of management with shareholders, in light of the officer’s current equity holdings. The Compensation Committee balances the individual compensation elements for each executive officer individually, and the balance between equity and cash compensation among NEOs, and among other members of the senior management team, is evaluated annually using the above criteria.

To tie compensation to performance, there is no minimum award of compensation required by the performance-based compensation program or the Company’s stock option program.

Determination of Compensation Awards

The Compensation Committee has primary authority to determine and recommend to the Board of Directors for approval, the compensation awards available to the Company’s executive officers. The Compensation Committee may engage independent consultants to provide comparative information on compensation and benefits as well as to advise the Compensation Committee on compliance issues involving federal and state laws and regulations concerning compensation of executives. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee operates under a written charter adopted by our Board which can be found on our website at www.micrel.com. All decisions relating to the compensation of the CEO are made by the Compensation Committee in executive session, without management present. In assessing the compensation of the CEO and each of the other NEOs, the Compensation Committee considers the performance of the Company, the executive’s contribution to that performance, comparisons to other executive officers holding similar positions and responsibilities at other companies in the Peer Group, management recommendations and other factors (including tenure and experience, retention concerns, historical compensation).

The Compensation Committee uses several analytic tools when making compensation decisions, which include Company performance reviews, Peer Group compensation data, the recommendations of the CEO and the Vice President of Human Resources, individual performance reviews and internal pay equity. Consistent with prior years, Peer Group compensation data is compiled by the Human Resources Department and provided to the Compensation Committee. The Compensation Committee uses the Peer Group data as a factor in its determination of key elements of the compensation programs. The Compensation Committee also uses senior management staff as needed to gather, prepare, and advise in the use of compensation data.

The Peer Group data provides information to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, and provides one of the bases for the Compensation Committee’s analysis of the structure of the Company’s various compensation programs and the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon this analysis, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion weighted towards variable components to ensure that total compensation reflects the overall success or failure of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to the Company and its shareholders.

In addition to Peer Group data, the Company participates in an industry compensation survey, and subscribes to a service provided by Radford Advisory Services. Information provided in Radford’s Benchmark and Executive Surveys (the “Benchmark Survey”) is reviewed and compared with Peer Group data. The Benchmark Survey captures base salary, incentive and equity data for full-time, US-based employees, including executives, categorized by job classification. The Benchmark Survey data is used by the Compensation Committee in conjunction with the Peer Group data to determine appropriate executive compensation packages.

The Compensation Committee also reviews management recommendations and Company and individual performance evaluations in setting executive compensation. The CEO and Vice President of Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all executive officers, except with respect to their own respective compensation. The Vice President of Human Resources provides recommendations regarding the compensation of the CEO and other NEOs, based on the Peer Group data and Benchmark Survey data. Each executive officer in the Company participates in an annual performance review of the CEO to provide input about the CEO’s contributions to the Company’s performance for the period being assessed. Each NEO other than the CEO, participates in an annual performance review with the CEO to provide and receive input about their contributions to the Company’s success for the period being assessed. The performance of each NEO other than the CEO is reviewed annually by the CEO and the Compensation Committee.

The Compensation Committee reviews summaries of the major components of the CEO’s and other NEO’s compensation, including annual base salary, bonuses based on corporate and individual performance, and equity compensation. These summaries reflect the annual compensation for the NEO (both target and actual), as well as the potential payments under selected performance scenarios. The compensation summaries are prepared by the Human Resources Department and are presented at Compensation Committee meetings by the Vice President of Human Resources. With regard to the performance scenarios, these summaries demonstrate the amounts of compensation that would be payable under minimum, target and maximum payout scenarios under our cash incentive compensation plan. The overall purpose of this review is to identify elements of actual and potential future compensation of our named executive officers, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual projected compensation. The Compensation Committee bases its analysis on the Peer Group data and compensation summary information provided by the Vice President of Human Resources in consideration of the management team’s compensation and internal pay equity.

Compensation Benchmarking and Peer Group

One of the tools we use in determining compensation for our NEOs is a comparison of the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be in our peer group of semiconductor companies. This approach ensures that our cost structures will allow us to remain competitive in our markets. An important component of setting and structuring compensation for the Company’s executive officers is reviewing the compensation packages offered by the leading semiconductor companies in order for the Company to offer competitive compensation within that group of companies. Each year we survey the compensation practices of a peer group of companies in the United States, as well as other countries in which we have significant employee populations, to assess our competitiveness. In determining the level of compensation provided to our executive officers, the Company evaluates the financial performance of those companies, in addition to evaluating the Company’s performance, to gauge the Company’s comparative performance within its peer group. We review each element of compensation within the peer group, including base salary, target annual cash incentives, and long-term equity incentives. That peer group consists of ten to twelve leading semiconductor companies, including Micrel. We believe that the Peer Group is representative of the sector in which we operate, and the group was chosen because of each of the companies’ relative leadership position in our sector, their relative size as measured by sales volume, and the relative complexity of the business and the role and responsibilities of the Company’s NEOs. In 2007, this “Peer Group” of companies included Advanced Analogic Technologies, Incorporated; Applied Micro Circuits Corporation; Exar Corporation; Intersil Corporation; Linear Technology Corporation; Maxim Integrated

Products, Incorporated; Microsemi Corporation; Monolithic Power Systems, Incorporated; Power Integrations, Incorporated; Semtech Corporation; and Supertex, Incorporated.

For 2007, we targeted the aggregate value of our total compensation at approximately the median level for the Peer Group for most executive officer positions. The Compensation Committee believes that our overall pay positioning will allow us to attract and retain the appropriate level of executive talent, while appropriately rewarding high performance through performance objectives. The actual target compensation for each individual executive may be higher or lower than the targeted market position based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on corporate and individual performance. We strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s senior executive management that may deviate from the general principle of targeting total compensation at the median level for our Peer Group. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company. Equity grant guidelines are then set by job level, using Peer Group data and current guidelines to determine the appropriate annual grant levels for the upcoming year. Using this methodology, for 2007, the compensation for our NEOs was at approximately the 50th percentile of our Peer Group.

The Company’s approach to benchmarking is two-fold. First, in setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the Peer Group. To determine that level of compensation, the Company annually reviews salary surveys of the Peer Group and actual salary amounts provided in Peer Group proxy statements. Our annual review indicates that we are providing to our NEOs annual cash compensation at or below the median of the Peer Group. The Company believes that its design of base and incentive annual cash compensation provides market-competitive annual cash compensation to the Company’s NEOs. Second, equity grant guidelines are set by job level, using current Company guidelines, Peer Group data, and internal equity compensation comparisons to determine the appropriate annual grant level for each NEO for the upcoming year. For 2007, as with total compensation, we targeted the aggregate value of our equity incentive compensation at approximately the median level of our Peer Group for our NEOs.

Internal Pay Equity

Our core compensation approach is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives. While comparisons to compensation levels at companies in our Peer Group are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for the Company to achieve our corporate objectives as outlined at the beginning of this Compensation Discussion and Analysis.

In implementing this philosophy, the Compensation Committee analyzed the relationship between our CEO’s total compensation and the total compensation of the other executive officers of the Company. For this purpose, total compensation includes base salary, bonus payouts and the value of equity awards.

The Compensation Committee evaluated the mix of the individual elements of compensation paid to the CEO and the other executive officers as well as the changes in the overall composition of the management team and the overall accountabilities of the individual executive officers and the CEO. The Compensation Committee also analyzed the change in the responsibilities of each member of the management team over the measurement period, calendar year 2007. In addition, the Compensation Committee also considered the internal pay equity between the other executive officers in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers. Based on this analysis, the Compensation Committee determined that compensation in 2007 reflected an appropriate target differential for executive compensation, given the different accountabilities for the CEO and the other named executive officers and no changes were necessary to maintain consistency with our internal pay equity policy.

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the Peer Group. Base salaries provide consistent cash flow to employees assuming sufficient levels of performance and continued employment. Salaries for the Company’s NEOs and other executive officers are determined primarily on the basis of the executive officer’s responsibility, Company budgets, general salary practices of companies within the Peer Group, the officer’s individual performance and experience, internal pay equity and retention concerns. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer’s ongoing duties, (iv) general changes in base salary by companies in the Peer Group, and (v) the Company’s financial performance generally. In 2007, all executive officers received a pay increase, in line with merit increase targets approved by the Compensation Committee for all employees for 2007. The 2007 target salary increase for executive officers was 4.5%, compared with a target of 4.65% for non-executive exempt and salaried non-exempt employees. The CEO received a pay increase of 3.88%. The other executive officers received increases ranging from 4.0% to 5.2%. No formulaic base salary increases are provided to the NEOs.

Performance-Based Compensation

Annual Incentive Program

The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance, as well as align executive officer compensation with the achievement of strategic initiatives in the short-term. Executive officers are eligible to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the performance-based compensation awarded to each executive officer, the Company evaluates the Company’s and executive’s performance in a number of areas.

Compensation pursuant to the annual incentive program is made in the form of cash. The general criteria for evaluating the performance of the Company and executive officers are the Company’s financial performance as measured by earnings per share and individual performance metrics such as progress in research and development, increase in manufacturing productivity, or significant improvement in product quality, legal or financial matters, measured on an annual basis. Performance criteria are evaluated against objectives set prior to the commencement of the applicable bonus measurement period.

The amounts payable under the Company’s annual performance-based program for executive officers in 2007 were determined initially based upon the Company’s actual performance measured against the following performance criterion:

Corporate Performance Criterion	Relative Weight	Threshold Performance Level	100% Target Performance Level	Maximum Payment Performance
Annual Earnings per Common Share (“EPS”)(1)	100%	$0.50	$0.65	$1.025

(1)	Non-GAAP EPS results, which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects.

The threshold level of $0.50 annual earnings per common share is intended to set a level of corporate performance below which no executive bonus payments would be made. The non-GAAP EPS achieved by the Company for the previous three years—2004, 2005 and 2006—was $0.36, $0.36, and $0.55, respectively. Thus, the Compensation Committee considers $0.50 annual EPS to be a substantial threshold for executive bonus payments, requiring substantial effort and commitment by the executive in order to attain any annual bonus payment. In the event the threshold performance level is exceeded but the target level is not achieved, the executive officers will earn a proportional award. In the event the financial performance of the Company exceeded the earnings per share targets shown in the Performance Criterion table above, the NEOs and other executive officers were eligible to earn cash bonuses of up to 2.5 times their respective target amounts. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

In February 2007, the Compensation Committee and the Board established total bonus pool target amounts based on the Company’s achievement of non-GAAP earnings per share across a range of possible outcomes. The Compensation Committee and the Board also established profiles and payout targets for the individual Executive, Discretionary Exempt and Profit Sharing pools within the overall bonus pool target amounts.

Under the cash incentive bonus program in 2007, based upon the performance criteria set forth above, the Company’s executive officers were eligible to earn up to an aggregate of $4,302,000, with the Chief Executive Officer eligible to earn a target bonus amount of $400,000 and each of the other NEOs eligible to earn a target bonus amount of $100,000. The Compensation Committee set the target bonus amount for the Chief Executive Officer higher than other NEO’s based on the CEO’s contribution to the Company and relative amounts of executive bonuses at the Peer Group companies.

Based on the Company’s achievement of non-GAAP earnings per share of $0.59 for 2007 (which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects), the Compensation Committee subsequently established, and the Board approved, a target bonus payout for the CEO and executive officers of 72% which was above the minimum threshold for payout, but less than 100% of the pre-determined target. The bonus payouts for executives other than the CEO were based on the targets described in the performance criterion table set forth above, with some discretion exercised by the CEO in recommending modifications to certain individual payouts. Actual bonus payouts ranged from 25% below target to 23% above target, based on individual performances during the bonus period (2007).

The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain executive officers and reward them for short-term company performance. The incentive bonus paid to the CEO and each NEO are set forth in the Summary Compensation Table below.

Discretionary Long-Term Equity Incentive Awards

Long-term incentives are the most significant element of total executive officer compensation. Performance-based components of compensation comprise much of this element, consistent with our philosophy of driving performance and thereby aligning the interests of executives with other shareholders. These incentives are designed to motivate executive officers to improve financial performance and shareholder value. The Company’s executive officers, along with a significant portion of the Company’s employees, are eligible to receive awards of stock options as part of the Company’s annual equity award program, under the Company’s 2003 Incentive Award Plan (the “2003 Plan”). The Company’s 2003 Plan, which is administered by the Compensation Committee, also allows for other incentive and performance-based awards such as restrictive stock unit grants, stock appreciation rights, dividend equivalents, stock payments and deferred stock. In October 2007, the Compensation Committee approved a program to implement the granting of restricted stock units to any eligible employee who chooses to receive such an award in lieu of a stock option grant.

Grants of options to purchase shares of our common stock represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant. Guidelines for the number of stock options and other performance-based equity awards, if any, granted to each executive officer are determined using a procedure approved by the Compensation Committee with reference to the Peer Group data and based upon other considerations, including the executive officer’s salary grade, performance and the value of the stock option at the time of grant. In addition to the annual stock option grant that an executive officer is eligible to receive, the Compensation Committee, in its sole discretion, may approve additional grants from time to time, to reflect, for example, a significant change in job responsibility or in recognition of a significant achievement, or reconsideration of Peer Group data.

Stock option grants to executive officers are approved by the Compensation Committee at a meeting in February or March of each year. The Vice President of Human Resources presents to the Compensation Committee Peer Group data regarding stock option awards. Based on such data, and the Compensation Committee’s assessment of the annual performance of the Company and individual executive officers, internal pay equity considerations and recommendations by the CEO and the Vice President of Human Resources, the Compensation Committee determines the amount of any award of stock options to executive officers. Except for grants made to the CEO, the exercise price of any options awarded is set at the “fair market value” of the option on the grant date. The fair market value of an option as of a given date will be equal to the closing price of a share of the Company’s common stock on the NASDAQ Stock Market, on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred. Because the exercise price of these options is equal to the fair market value of our common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted. This design is intended to focus the executive officers on the long-term enhancement of shareholder value. Because of the CEO’s ownership of greater than ten percent of the total combined voting power of the Company’s common stock, the exercise price of options granted to the CEO under the stock plans is 110% of the fair market value of the underlying stock on the date of grant, in accordance with the Company’s 2003 Incentive Award Plan.

Stock option awards approved by the Compensation Committee are awarded with a grant date that is the date of the Compensation Committee meeting on which the option awards are determined and approved.

Stock options granted under the Company’s stock plans generally have a five-year vesting schedule, with vesting occurring on the anniversary of the grant date, in order to provide an incentive for continued employment. Stock options generally expire ten years from the date of the grant. This provides a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s stock.

In 2007, the NEOs and other executive officers were eligible for, and received, individual stock option awards under the Company’s 2003 Incentive Award Plan. The stock options awards in 2007 for NEOs are set forth in column (j) of the Grants of Plan-Based Awards table below.

Other Elements of Compensation and Perquisites

Medical Insurance. The Company provides to each NEO, the NEO’s spouse and dependents such health, dental and optical insurance as the Company may from time to time make available to its other executive officers and all full-time, regular employees.

Life and Disability Insurance. The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment. The premiums paid for term life insurance for each NEO are set forth in Column (i) of the Summary Compensation Table.

Automobile Allowance. The Company provides the CEO with an automobile allowance of $14,583 per year during the term of the CEO’s employment with the Company.

Policies with Respect to Equity Compensation Awards

The Company evaluates the potential allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, and the various other forms of equity and incentive compensation available under the Company’s 2003 Incentive Award Plan by reference to the Peer Group discussed above. The Company grants or vests all equity incentive awards based on the fair market value as of the date of grant. The Company does not have a policy of granting equity-based awards at other than the fair market value, except for stock options granted to the CEO, for which the exercise price is 110% of the fair market value of the underlying stock on the date of grant, due to the CEO’s ownership of greater than ten percent of the total combined voting power of the Company’s common stock. The exercise price for stock option grants and similar awards is determined by looking at the fair market value of the last quoted price per share on the NASDAQ Stock Market on the date of grant.

Stock option awards to the CEO and other executive officers are generally made under the compensation program discussed above at a meeting of the Compensation Committee early in the calendar year, with the effective date for such grant occurring on the date of such meeting. The Company may also grant an equity incentive award at the discretion of the Compensation Committee or the Board in connection with the hiring of an executive officer. Notwithstanding the foregoing, the Company will not make grants of equity-based compensation while in possession of material non-public information, or otherwise in violation of the Company’s Worldwide Standards of Business Conduct.

Policy Regarding Deductibility of Compensation.

The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation, is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company’s executive officers for the fiscal year ended December 31, 2008 will exceed the $1 million limit per officer. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the named executive officers with the need to maximize the immediate deductibility of compensation, while enduring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures. As a result, the Compensation Committee has designed much of the total compensation packages for the named executive officers to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may be not deducible within Section 162(m), if the Committee considers the tax consequences and determines that nevertheless those elements are in our best interests. Option grants under the 2003 Incentive Award Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

********************************

The Compensation Committee has reviewed all components of each NEO’s and executive officer’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Peer Group data to perform competitive peer compensation analysis. Based on this review, the Compensation Committee determined that the NEOs’ and all other executive officers’ compensation is consistent with the Company’s Peer Group and is consistent with the Company’s financial performance and the individual performances of each NEO and executive officer. The Compensation Committee believes that the NEOs’ and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive. The Compensation Committee specifically considered that the Company does not maintain any employment contracts, change of control agreements or deferred compensation plans with its executive officers and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

SUMMARY COMPENSATION TABLE 2007 AND 2006

The following table sets forth the total annual compensation earned for the years ended December 31, 2007 and 2006 by each of the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(f)	(g)	(i)	(j)
Raymond D. Zinn,	2007	359,658	496,808	272,312	18,560	1,147,338
President, Chief Executive Officer and Chairman of the Board	2006	333,273	467,035	159,185	19,547	979,040

Richard D. Crowley, Jr.,	2007	230,968	229,733	88,889	4,487	554,077
Vice President, Finance and Chief Financial Officer	2006	219,065	275,162	54,700	5,475	554,402

James G. Gandenberger,	2007	229,658	189,057	88,889	4,310	511,914
Vice President, Worldwide Operations	2006	217,952	253,155	49,555	5,298	525,960

Scott Ward,	2007	222,089	190,100	70,926	4,487	487,602
Vice President, Analog Business Unit	2006	211,460	250,163	48,555	5,475	515,653

J. Vincent Tortolano,	2007	202,712	155,537	83,171	4,931	446,351
Vice President, General Counsel and Secretary	—	—	—	—	—	—

(1)	Employee contributions to defined contribution plans are included in salary amounts because such contributions are deferred at the election of the NEO.
(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” (SFAS 123R), but excluding any estimate of future forfeitures and reflecting the effect of any actual forfeitures. These compensation costs reflect equity awards granted in 2001 through 2007. See Note 7 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding the assumptions underlying the valuation of equity awards.
(3)	The amounts indicated in this column represent cash incentive bonuses earned by each executive officer based on the Company’s performance and each executive officer’s performance relative to specific individual criteria. All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year. The 2007 annual incentive program is discussed in further detail under the heading “Performance-Based Compensation.”
(4)	Represents automobile allowances for Mr. Zinn of $14,583 for 2007 and 2006, contributions by the Company to the Company’s defined contribution plan for each named executive in the amount of $3,977 in 2007 and $4,964 in 2006 and term life insurance premiums paid for Messrs. Crowley, Gandenberger, Ward and Tortolano.

The following table provides certain information with respect to the grant of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2007.

Grants of Plan-Based Awards during Fiscal Year 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(l)

Raymond D. Zinn	2/23/07	0	400,000	1,000,000	112,500	13.26	836,089

Richard D. Crowley, Jr.	2/23/07	0	100,000	250,000	31,500	12.05	212,902

James G. Gandenberger	2/23/07 11/29/07	0	100,000	250,000	23,000 55,000	12.05 8.65	155,452 207,555

Scott Ward	2/23/07 11/29/07	0	100,000	250,000	18,000 50,000	12.05 8.65	121,658 207,555

J. Vincent Tortolano	2/23/07	0	100,000	250,000	22,500	12.05	152,073

(1)	The amounts shown in column (c) reflect estimated payouts of bonus compensation at threshold levels of non-GAAP earnings per share. The amount shown in column (e) is 250% of target incentive compensation, which is the estimated maximum amount that could be earned under our 2007 cash incentive bonus program. These amounts are the same as the individual’s 2007 target incentive compensation.
(2)	The exercise price for all stock option grants is the fair market value of our common stock on the date of grant, with the exception of grants to Mr. Zinn which represent 110% of the fair market value of our common stock on the date of grant.
(3)	Calculated in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table shows grants of stock options outstanding on December 31, 2007, the last day of our fiscal year, to each of our named executive officers. None of our NEOs had grants of unvested stock awards outstanding on December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(d)	(e)	(f)

Raymond D. Zinn	500,000	—		—	13.30	2/22/09
	3,095	—		—	12.71	5/27/13
	75,000	50,000	(2)	—	16.39	3/11/14
	32,000	48,000	(3)	—	10.76	3/9/15
	16,000	64,000	(4)	—	16.21	3/2/16
	—	112,500	(5)	—	13.25	2/23/17

Richard D. Crowley, Jr.	490,000	—		—	20.44	9/24/09
	1,792	—		—	10.50	5/27/13
	24,000	6,000	(6)	—	13.09	8/27/13
	18,000	12,000	(2)	—	13.55	3/11/14
	30,000	20,000	(7)	—	10.10	10/25/14
	10,000	15,000	(3)	—	9.78	3/9/15
	7,000	28,000	(4)	—	14.74	3/2/16
	—	31,500	(5)	—	12.05	2/23/17

James G. Gandenberger	25,000	—		—	18.15	10/2/11
	6,000	—		—	22.86	3/14/12
	84,503	—		—	10.72	6/13/13
	12,000	8,000	(2)	—	13.55	3/11/14
	8,000	12,000	(3)	—	9.78	3/9/15
	16,000	24,000	(8)	—	11.43	9/26/15
	4,000	16,000	(4)	—	14.74	3/2/16
	—	23,000	(5)	—	12.05	2/23/17
	—	50,000	(9)	—	8.65	11/29/17

Scott Ward	400,000	—		—	19.13	8/23/09
	1,724	—		—	10.50	5/27/13
	16,000	4,000	(6)	—	13.09	8/28/13
	12,000	8,000	(2)	—	13.55	3/11/14
	8,000	12,000	(3)	—	9.78	3/9/15
	16,000	24,000	(8)	—	11.43	9/26/15
	4,000	16,000	(4)	—	14.74	3/2/16
	—	18,000	(5)	—	12.05	2/23/17
	—	50,000	(9)	—	8.65	11/29/17

J. Vincent Tortolano	25,000	—		—	22.86	3/14/12
	70,938	—		—	10.72	6/13/13
	30,000	20,000	(2)	—	13.55	3/11/14
	10,000	15,000	(3)	—	9.78	3/9/15
	5,000	20,000	(4)	—	14.74	3/2/16
	—	22,500	(5)	—	12.05	2/23/17

(1)	Unless otherwise noted, these options vest over five years in equal installments on the anniversary date of the grant.
(2)	50% of options vested on March 11, 2008 and the remaining options vest on March 11, 2009.
(3)	33% of options vested on March 9, 2008 and the remaining options vest as to 33% of the total number of shares subject to the option on each of March 9, 2009 and 2010.
(4)	25% of options vested on March 2, 2008 and the remaining options vest as to 25% of the total number of shares subject to the option on each of March 2, 2009, 2010 and 2011.
(5)	20% of options vested on February 23, 2008 and the remaining options vest as to 20% of the total number of shares subject to the option on each of February 23, 2009, 2010, 2011 and 2012.
(6)	100% of options vest on August 28, 2008.
(7)	50% of options vest on each of October 25, 2008 and 2009.
(8)	33% of options vest on each of September 26, 2008, 2009 and 2010.
(9)	20% of the options vest on each of November 29, 2008, 2009, 2010, 2011 and 2012

Option Exercises and Stock Vested During Fiscal Year 2007

In 2007, no option awards were exercised by any of our NEOs, and no NEO held stock awards.

Pension Plan, Deferred Compensation

The Company has no pension plan. The Company does not have a deferred compensation program. Neither the Company nor any executive officer made any contributions to, or received any earnings from, a deferred compensation program in 2007.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(h)
Michael J. Callahan	10,000	—	53,049	63,049
David W. Conrath	7,500	—	47,010	54,510
Neil J. Miotto	8,750	—	21,479	30,229
Frank W. Schneider	5,000	—	14,160	19,160
Donald H. Livingstone(3)	3,750	—	—	3,750

(1)	Represents cash payments for annual retainer, meeting and committee fees.
(2)	Represents the dollar amount associated with the named director’s option grants that is recognized as compensation for financial statement reporting purposes with respect to the fiscal year 2007 in accordance with SFAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007. Includes 2007 compensation expense associated with stock options granted in 2002 through 2007. The full grant date fair value of options granted in 2007 computed in accordance with SFAS 123(R), totaled $62,161 for Mr. Callahan and Mr. Conrath, $98,438 for Mr. Miotto, $93,242 for Mr. Schneider and $0 for Mr. Livingstone. At December 31, 2007, the aggregate number of options held by each director is as follows: Mr. Callahan, 35,000 shares; Mr. Conrath, 35,000 shares; Mr. Miotto, 15,000 shares; Mr. Schneider 15,000 shares; and Mr. Livingstone, zero (0) shares.
(3)	Mr. Livingstone retired from the Board of Directors on May 24, 2007.

Non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board meeting.

In May 2006, the Compensation Committee and the Board approved an annual retainer of $5,000 to be paid to each non-employee director, commencing with the 2006-2007 Board year. The $5,000 annual retainer for 2007 was paid to each non-employee director in quarterly installments, commencing on the date of the Annual Meeting of Shareholders in May 2007.

The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. In accordance with the 2003 Plan, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s Common Stock upon commencement of Board service. Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock. All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s Common Stock on the NASDAQ Stock Market on the date of grant, and become exercisable at the rate of 25% per year.

Compensation Committee Interlocks and Insider Participation

There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (CD&A) and have discussed it with management. Following its review of the CD&A and discussion with management, the Committee recommended to management that the CD&A be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Frank Schneider, Chairman

Michael Callahan

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Miotto, Callahan and Conrath, with Mr. Miotto serving as the chairman of the Audit Committee. Mr. Livingstone retired from the Board, and left his position as Chairman of the Audit Committee, in May 2007. The Company’s Audit Committee is composed solely of “independent” directors, as that term is defined in NASDAQ Marketplace Rule 4200(a)(15), and operates under a written charter adopted by the Board of Directors on December 13, 2004, and reviewed and re-approved on January 28, 2008, a copy of which is available at www.micrel.com. The Audit Committee also approved the Company’s Internal Audit Charter on April 24, 2006, a copy of which is available at www.micrel.com. The Company’s Senior Internal Auditor regularly attends meetings of the Audit Committee and reports directly to the Company’s Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on management’s assessment and the operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In accordance with the Internal Audit Charter, the Audit Committee is responsible for overseeing the Internal Audit function. The Committee receives a report each quarter from the Senior Internal Auditor on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance. The Senior Internal Auditor reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities. The Senior Internal Auditor also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues. The Senior Internal Auditor also indicates to the Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2007. The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm;

•	reviewed and discussed management’s assessment of internal control over financial reporting with management, the Senior Internal Auditor, and PwC;

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•

received from PwC written confirmation of their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE

Neil Miotto, Chairman

Michael Callahan

David Conrath

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2007 for all of our current equity compensation plans, including our 1989 Stock Option Plan, our 1994 Stock Option Plan, our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”), our 2003 Incentive Award Plan (the “2003 Plan”), and our 2006 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders	11,934,534	(1)	$12.95	4,361,950	(2)
Equity Compensation Plans Not Approved by Security Holders	78,510	(3)	$16.32	118,922	(4)
Total	12,013,044		$12.97	4,480,872

(1)	Includes (i) 7,485,735 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which 3,169,129 shares were exercisable as of December 31, 2007 (ii) 4,429,599 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, of which 4,378,570 shares were exercisable as of December 31, 2007, and (iii) 19,200 shares of common stock issuable upon the exercise of options granted under our 1989 Stock Option Plan, all of which were exercisable as of December 31, 2007.
(2)	Represents 2,404,348 remaining shares of common stock available for issuance under the 2003 Plan and 1,957,602 remaining shares available for issuance under the 2006 Employee Stock Purchase Plan.
(3)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, of which 72,050 shares were exercisable as of December 31, 2007.
(4)	Represents the remaining shares of common stock available for issuance under the 2000 Plan.

Summary of the 2000 Non-Qualified Stock Incentive Plan

In November 2000, the Compensation Committee and the Board approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”). The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares. The 2000 Plan is administered by the Board or a committee designated by the Board (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan. Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

In March 2005, the Company suspended granting options under the 2000 Plan, and no further options or awards will be granted under the 2000 Plan. However, options and awards previously granted under the 2000 Plan will continue to vest, and such options may be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2007. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Moreover, they will be available to respond to appropriate questions from shareholders.

The information below represents the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for the year ended December 31, 2007 and for other services rendered during fiscal year 2007 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2007	2006
Integrated Audit Fees(1)	$888,700	$800,000
Audit Related Fees(2)	—	—
Tax Fees(3)	112,300	81,300
All Other Fees(4)	—	—
Total Fees	$1,001,000	$881,300

(1) Integrated Audit Fees. The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ending December 31, 2007 and December 31, 2006, and the reviews of the financial statements included in our Forms 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

(2) Audit Related Fees. These are fees paid for assurance and related services reasonably related to the performance of the audit and review of our consolidated financial statements that are not reported under “Integrated Audit Fees.”

(3) Tax Fees. The aggregate fees billed in the years ending December 31, 2007 and December 31, 2006 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, assistance with tax audits and tax planning and advice.

(4) All Other Fees. No fees were billed for services rendered by the Company’s IRPAF, other than described above, for the fiscal years ending December 31, 2007 and December 31, 2006.

All audit related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the IRPAF. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

The 2007 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2007, is enclosed with this Proxy Statement.

The 2007 Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission. For information on how to obtain additional copies of the Form 10-K, please see “Where You Can Find Additional Information,” below.

Shareholder Proposals for the 2009 Annual Meeting

Requirements for Shareholder Proposals Under Rule 14a-8. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than [—], 2009 and must comply with all applicable SEC rules, in order to be considered for inclusion in the Company’s proxy materials for the 2009 Annual Meeting. If the date of the 2009 annual meeting is before [—], 2009 or after [—], 2009, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2009 Annual Meeting. To be considered at the 2009 Annual Meeting, the shareholder proposal must also satisfy the timing requirements described below for proposals submitted outside Rule 14a-8.

Requirements for Shareholder Proposals to be Brought Outside Rule 14a-8. For shareholder proposals that are not submitted pursuant to Rule 14a-8, the shareholder must give timely notice in writing to the Secretary of the Company. To be timely, the notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than [—], 2009. If the date of the 2009 annual meeting is before [—], 2009 or after [—], 2009, then the deadline is the close of business on the tenth calendar day (or if such date is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of the 2009 Annual Meeting is first made. A shareholder’s notice must also satisfy the other requirements set forth in Section 2.4 of the Company’s bylaws.

Certain Relationships and Related Person Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies the Company’s code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to the best interests of the Company. All employees acknowledge their adherence to the Standards of Business Conduct, and Directors and officers acknowledge their adherence annually. Any possible conflict of interest involving any officer or Director must be reported to the CEO and the Board. Furthermore, management is required to report to the Audit Committee on all related party transactions. In accordance with its Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. During 2007, no related person (as defined in Instruction Number 1 to Item 404(a) of Regulation S-K) had any relationships nor did it engage in any transactions as defined by Item 404 of Regulation S-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of our Annual Report on Form 10-K, other reports, proxy statements or other information concerning us, without charge, by written request, directed to Rick Crowley, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. If you would like to request documents, please do so by [—], 2008 in order to receive them before the Annual Meeting.

THIS PROXY STATEMENT IS DATED [—], 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

J. Vincent Tortolano
Secretary
, 2008

Appendix A

THE 2003 INCENTIVE AWARD PLAN

OF

MICREL, INCORPORATED

(As Amended Through July 23, 2008)

Micrel, Incorporated, a California corporation, has adopted the 2003 Incentive Award Plan of Micrel, Incorporated, (the “Plan”), effective May 22, 2003, for the benefit of its eligible employees, consultants and directors.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for directors, key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of directors, key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee or its designee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.1.

1.2 “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, “Awards”).

1.3 “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4 “Award Limit” shall mean 1,000,000 shares of Common Stock, as adjusted pursuant to Section 11.3; provided, however, that solely with respect to Performance Awards granted pursuant to Section 8.2(b), Award Limit shall mean $2,000,000.

1.5 “Board” shall mean the Board of Directors of the Company.

1.6 “Change in Control” shall mean (a) the merger, consolidation, reorganization or other transaction (or series of related transactions) with or into any other entity in which the Company is not the surviving entity (except a transaction for which the principal purpose is the reincorporation of the Company), (b) the effectuation by the Company of a transaction (or series of related transactions) as a result of which the owners of the Company’s outstanding equity securities and voting power immediately prior thereto do not own at least a majority of the outstanding equity securities and voting power of the surviving or resulting entity (or its Parent) immediately thereafter, or (c) the sale, lease, or other disposition of all or substantially all of the assets of the Company.

1.7 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9 “Common Stock” shall mean the common stock of the Company, no par value per share.

1.10 “Company” shall mean Micrel, Incorporated, a California corporation.

1.11 “Consultant” shall mean any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s or any Subsidiary’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or Subsidiary to render such services.

1.12 “Deferred Stock” shall mean Common Stock awarded under Article VIII of the Plan.

1.13 “Director” shall mean a member of the Board.

1.14 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

1.15 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.16 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

1.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.18 “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred, or (b) if Common

Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such given date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.19 “Holder” shall mean a person who has been granted or awarded an Award.

1.20 “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.21 “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.22 “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.23 “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

1.24 “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.25 “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (l) specific product introductions, and (m) specific product revenues, each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee with respect to a Performance Award.

1.26 “Plan” shall mean the 2003 Incentive Award Plan of Micrel, Incorporated.

1.27 “Purchased Shares” shall mean shares of Common Stock purchased by an Independent Director on the open market.

1.28 “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.29 “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.30 “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.31 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.32 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.33 “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or Consultant in cash, awarded under Article VIII of the Plan.

1.34 “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.35 “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or other Change in Control; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.36 “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.37 “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.38 “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed 14,009,106. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

2.2 Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. No Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. Furthermore, no shares of Common Stock that are subject to a stock-settled Stock Appreciation Right and which were not issued upon the net settlement or net exercise of such Stock Appreciation Right may again be optioned, granted or awarded hereunder.

ARTICLE III.

GRANTING OF AWARDS

3.1 Award Agreement. Each Award shall be evidenced by an Award Agreement that shall contain the provisions the Plan requires and may contain additional provisions that do not conflict with the Plan, as the Administrator deems appropriate. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2 Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock, the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan or any Award Agreement, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

3.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4 Consideration. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of shareholders of the Company).

3.5 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND INDEPENDENT DIRECTORS

4.1 Eligibility. Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4 Granting of Options to Employees and Consultants.

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5 Granting of Options to Independent Directors.

(a) During the term of the Plan (as long as the Common Stock of the Company continues to be listed (or approved for listing) on any securities exchange or designated as a national market security on an interdealer quotation system), subject to adjustment as provided in Section 11.3, Independent Directors shall be entitled to receive Options as follows:

(i) A person who is initially elected to the Board and who is an Independent Director at the time of such initial election automatically shall be granted an Option to purchase 15,000 shares of Common Stock on the date of such initial election.

(ii) On the date of each annual meeting of shareholders after such initial election at which the Independent Director is reelected to the Board, an Independent Director shall automatically be granted an Option to purchase 10,000 shares of Common Stock.

(iii) On each date that an Independent Director acquires Purchased Shares, the Independent Director shall automatically be granted an Option to purchase a number of shares of Common Stock equal to the number of Purchased Shares that such Independent Director purchased on such date, provided, however that (1) the aggregate number of shares of Common Stock subject to Options granted to an Independent Director pursuant to a grant or combination of grants pursuant to this Section 4.5(a)(iii) shall not exceed 5,000 shares of Common Stock during each period commencing on the date of an annual meeting of shareholders and ending on the date of the next annual meeting of shareholders, and (2) if an Independent Director disposes of the Purchased Shares within six months of the purchase date, the shares of Common Stock subject to the Option granted with respect to such Purchased Shares will be forfeited as provided in Section 5.4.

Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to Section 4.5(a)(i), but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clauses (ii) and (iii) of Section 4.5(a).

(b) The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Select from among the Independent Directors (including Independent Directors who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors;

(iii) Subject to the provisions of Article 5, determine the terms and conditions of such Options, consistent with the Plan.

All the foregoing Option grants authorized by this Section 4.5 are subject to shareholder approval of the Plan.

(c) Except for the automatic grants under this Section, those members of the Board who serve on the Committee shall not be eligible to receive any additional Options under the Plan, except as permitted by Rule 16b-3.

4.6 Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

5.1 Option Price. The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, further, that in the case of an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2 Option Term. The term of an Option granted to an Employee or consultant shall be set by the Committee in its discretion; provided, however, that, the term shall not be more than 10 years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

5.3 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

(b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4 Terms of Automatic Options Granted to Independent Directors. The price per share of the shares subject to each Option granted to an Independent Director pursuant to Section 4.5(a) shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Options granted to Independent Directors pursuant to Section 4.5(a) shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of Option grant. However, with respect to an Option granted pursuant to Section 4.5(a)(iii), the Independent Director shall forfeit any portion of such Option to the extent that the Option relates to Purchased Shares that the Independent Director disposes of within six (6) months following the date on which such shares were acquired; such forfeiture shall be effective on the date of the disposition of the Purchased Shares, and any remaining shares subject to such Option shall become exercisable in four equal annual installments as described in the preceding sentence. Subject to Section 6.7, the term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted, except that any Option granted to an Independent Director may by its terms become immediately exercisable in full upon the retirement of the Independent Director in accordance with the Company’s retirement policy applicable to directors. No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

5.5 Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a) The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b) The aggregate exercise price thereof;

does not exceed the excess of:

(c) The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) The aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof (in increments of not less than 100 shares), is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment in the form of a bank cashier’s check to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, to the extent permitted under applicable law the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with applicable laws, rules and regulations; (v) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv), and (v). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

6.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4 Rights as Shareholders. Holders shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5 Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and in a legend printed on the certificates evidencing such shares. The Company shall not be liable for any refusal to transfer the shares on the books of the Company unless the transfer complies with all terms and conditions of any restrictions imposed on such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder. The notice shall include the Holder’s name, the number of shares disposed of and the dates and prices the shares were both acquired and disposed of.

6.6 Limitations on Exercise of Options Granted to Employees and Consultants. Unless otherwise determined by the Administrator, no Option granted to a key Employee or Consultant may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of 12 months from the date of the Holder’s death;

(b) The expiration of 12 months from the date of the Holder’s Termination of Employment or Termination of Consultancy (as applicable) by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(c) The expiration of 6 months from the date of the Holder’s Termination of Employment or Termination of Consultancy (as applicable) by reason of his or her permanent and total disability (other than within the meaning of Section 22(e)(3) of the Code);

(d) The expiration of thirty days from the date of the Holder’s Termination of Employment or Termination of Consultancy (as applicable) for any reason other than such Holder’s death or his or her permanent and total disability, unless the Holder dies within said thirty day period; or

(e) The expiration of 10 years from the date the Option was granted.

6.7 Limitations on Exercise of Options Granted to Independent Directors. Unless otherwise determined by the Administrator at the time of grant, no Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of 12 months from the date of the Holder’s death;

(b) The expiration of 12 months from the date of the Holder’s Termination of Directorship by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(c) The expiration of 6 months from the date of the Holder’s Termination of Directorship by reason of his or her permanent and total disability (other than within the meaning of Section 22(e)(3) of the Code);

(d) The expiration of thirty days from the date of the Holder’s Termination of Directorship for any reason other than such Holder’s death or his or her permanent and total disability, unless the Holder dies within said thirty day period; or

(e) The expiration of 10 years from the date the Option was granted.

6.8 Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1 Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any Consultant or Independent Director who the Committee determines should receive such an Award.

7.2 Award of Restricted Stock.

(a) The Committee may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees and select from among the key Employees, Consultants or Independent Directors (including Employees, Consultants or Independent Directors who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Committee shall establish the purchase price, and form of payment for Restricted Stock. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of a key Employee, Consultant or Independent Director to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3 Rights as Shareholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4 Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no purchase price was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy or Termination of Directorship with the Company; provided, however, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; provided, further, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, a Termination of Consultancy, or a Termination of Directorship without cause or following any Change in Control of the Company or because of the Holder’s retirement, or otherwise. Notwithstanding the foregoing, other than in connection with an extraordinary non-recurring event, any such restrictions on unvested Restricted Stock shall lapse over a period of not less than three years; provided, however, that such restrictions may lapse over a period of not less than one year to the extent their lapse is based on performance goals, including goals relating to the Performance Criteria.

7.5 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any Change in Control of the Company or because of the Holder’s retirement, or otherwise.

7.6 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,

STOCK PAYMENTS

8.1 Eligibility. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Employee whom the Committee determines is a key Employee or any Consultant whom the Committee determines should receive such an Award.

8.2 Performance Awards.

(a) Any key Employee or Consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or Consultant.

(b) Without limiting Section 8.2(a), the Committee may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 8.2(b) shall not exceed the Award Limit with respect to any calendar year of the Company. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

(c) Notwithstanding anything in this Plan to the contrary, Performance Awards shall become vested and/or payable over a period of not less than one year.

8.3 Dividend Equivalents.

(a) Any key Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Any Holder of an Option who is an Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(c) Any Holder of an Option who is an Independent Director selected by the Board may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option is exercised, vests or expires, as determined by the Board. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board.

(d) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

8.4 Stock Payments. Any key Employee or Consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any key Employee or Consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued. Notwithstanding anything in this Plan to the contrary, awards of Deferred Stock shall become vested and/or payable over a period of not less than one year.

8.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

8.7 Exercise or Purchase Price. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment.

8.8 Exercise Upon Termination of Employment or Termination of Consultancy. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee or Consultant, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; provided, further, that except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

8.9 Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee or Consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

9.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

9.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee, which shall not exceed ten years after the date on which the ISAR is granted. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee, provided that the per share exercise price for any ISAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. An ISAR is exercisable only while the Holder is an Employee or Consultant; provided, that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

9.4 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE X.

ADMINISTRATION

10.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including requirements under the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such Award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options and Dividend Equivalents granted to Independent Directors.

10.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee may receive compensation for their services as members in the discretion of the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5 Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1 Not Transferable.

(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding anything herein to the contrary, no Award may be transferred by a Holder to a third-party for consideration absent shareholder approval.

(b) During the lifetime of the Holder, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

11.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. Notwithstanding the immediately preceding sentence, to the extent permitted under applicable laws or regulations of the United States, the executive officers of the Company shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any parent or Subsidiary may operate to assure the viability of Awards granted under the Plan in such countries and to meet the objectives of the Plan. However, to the extent necessary to comply with Rule 16b-3 or with Sections 162(m) or 422 of the Code (or any other law or regulation applicable to the Company), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Without limiting the foregoing, approval of the Company’s shareholders given within 12 months before or after the action by the Administrator shall be required to (a) except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (b) change the description of the persons eligible to receive an Award under the Plan, and (c) change the minimum exercise price of an Award (as applicable). No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of 10 years from the date the Plan is adopted by the Board; or

(b) The expiration of 10 years from the date the Plan is approved by the Company’s stockholders under Section 11.4.

11.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, Change in Control, or other similar corporate transaction or event (each a “Corporate Transaction”), in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award;

provided, in the case of the foregoing (i) and (ii) that no right to purchase fractional shares shall result from any adjustment pursuant to this Article and all such fractional shares shall be rounded down to the nearest whole share.

(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any Corporate Transaction or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Holder shall have the right to exercise the Award as to all of the underlying stock, including shares as to which it would not otherwise be exercisable. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of 15 days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of underlying stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of underlying stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d) Subject to Sections 11.3(e), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.4 Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders within 12 months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the shareholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders previously approved the Performance Criteria.

11.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

11.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan; provided however, that no loan shall be granted that fails to comply with all applicable laws, rules and regulations, including without limitation the Securities Act and the Exchange Act. The terms and conditions of any loan shall be set by the Committee; provided, that such terms and conditions shall comply with all applicable laws, rules and regulations, including without limitation the Securities Act and the Exchange Act.

11.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

11.8 Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10 Repricing Prohibited. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, subject to Section 11.3, (a) no Option or Stock Appreciation Right may be amended to reduce the exercise price per share of the Common Stock subject to such Award, (b) no Option or Stock Appreciation Right shall be cancelled and replaced with the grant of an Option or Stock Appreciation Right having a lesser price per share (or another Award), and (c) the Administrator shall not offer to buyout an outstanding Option or Stock Appreciation Right for a payment in cash.

11.11 No Tax Effect. The Company does not, by way of the Plan, Award Agreement, or otherwise, represent or warrant to any person, including the Holders, that the grant of an Award or the subsequent disposition of any shares pursuant to the Plan will have any particular tax effect.

11.12 Further Actions. Each Holder shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of the Plan or any Award Agreement.

11.13 Successors. All obligations imposed upon the Holders and all the rights reserved by the Company shall be binding upon each Holder’s heirs, legal representatives, or successors. The Plan and the Award Agreement with each Holder shall be the sole and exclusive source of any and all rights that a Holder and his or her heirs, legal representatives, or successors shall have with respect to any Award under the Plan.

11.14 No Third-Party Beneficiaries. Nothing in the Plan or any Award Agreement is or shall be intended to confer any rights or remedies on any persons other than the Company and the Holders and their respective successors. Nothing in the Plan or any Award Agreement is or shall be intended to relieve or discharge the obligation or liability of any third parties to the Company or any Holder.

11.15 Notice. Any notice required or permitted to be given under the Plan or any Award Agreement to any party shall be in writing and shall be deemed given (a) upon receipt, if personally given, (b) the same day (or if not a business day, the first business day thereafter) if transmitted by confirmed facsimile, (c) the first business day after deposit with a nationally recognized overnight courier, fees prepaid, or (d) five days after deposit in the United States Mail by certified mail, return receipt requested, postage prepaid, addressed to the location as shown on the books of the Company, or to such other address as such party may request from time to time by notice in the manner set forth above.

11.16 Jurisdiction and Venue. Each Holder consents to the personal jurisdiction of all federal and state courts in the Northern District of the State of California, and agrees that venue shall lie exclusively in Santa Clara County. Each Holder shall be deemed to have waived any objections to the above location, including any objection based on lack of jurisdiction, improper forum or forum non-conveniens.

11.17 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.18 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

11.19 Plan Governs. If there is any inconsistency between the Plan and any documents related to the Plan, including any Award Agreement, the Plan shall govern; provided, however, that nothing herein shall prevent the Administrator from including in the terms of an Award Agreement or elsewhere any provisions necessary or appropriate in order to comply with the laws or regulations of foreign jurisdictions relating to the issuance of an Award and such provisions shall govern with regard to such Award, without regard to any inconsistency with the Plan. Nothing in the Plan shall be construed to constitute, or be evidence of, any right in favor of any person to receive an Award hereunder.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Micrel, Incorporated

Common Stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-800-693-8683. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [—], 2008. Have your proxy card in hand when you call and then follow the instructions.

OR

2.	Vote by Internet – Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [—], 2008. The site you should visit is www.cesvote.com. Have your proxy card in hand when you access the web site and follow the instructions set forth on the website to obtain your records and to create an electronic voting instruction form.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD BELOW AND RETURN IN THE ENVELOPE PROVIDED

If you have any questions about our proxy solicitation or need additional information about the Micrel shareholder meeting, please call [•] at the phone numbers listed below.

SHAREHOLDERS CALL TOLL FREE: [•]

BANKS AND BROKERS CALL COLLECT: [•]

YOUR VOTE IS VERY IMPORTANT

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

TODAY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO

ATTEND THE ANNUAL MEETING.

▼ PLEASE DETACH HERE AND RETURN ▼

YOUR BOARD OF DIRECTORS RECOMMENDS A

VOTE FOR ALL OF THE PROPOSALS AND NOMINEES LISTED BELOW.

1.	To amend Section 3.2 of Micrel’s bylaws to provide for a range of four to seven members of the Board of Directors of Micrel, Incorporated (“Proposal 1”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To elect the following five nominees to serve as members of the Board of Directors of Micrel, Incorporated until the 2009 Annual Meeting and until their successors are duly elected and qualified (“Proposal 2”):	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

01 Raymond D. Zinn
02 Daniel A. Artusi
03 Michael J. Callahan
04 Neil J. Miotto
05 Frank W. Schneider

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line to the right.

3.	To amend Micrel’s 2003 Incentive Award Plan to increase the number of shares for issuance under the plan by 3,500,000 shares and to make certain other modifications (“Proposal 3”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Micrel, Incorporated for its fiscal year ending December 31, 2008 (“Proposal 4”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Date:                     , 2008

Signature

Signature

Title(s)

This Proxy should be signed and dated by the shareholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

▼ PLEASE DETACH HERE AND RETURN ▼

PROXY CARD

MICREL, INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF MICREL’S BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON [•], 2008.

The undersigned hereby appoints Raymond D. Zinn and Richard D. Crowley, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Micrel, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on [•], 2008, at 12:00 p.m., local time, at Micrel’s corporate offices located at 2180 Fortune Drive, San Jose, California 95131, or at any adjournments or postponements of the meeting, as directed, upon the matters set forth in the Micrel Proxy Statement.

Signing, dating and returning Micrel’s proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED FOR ALL PROPOSALS AND NOMINEES LISTED.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)